 April 2026

Pricing Supplement No. 15,675

Registration Statement Nos. 333-293641; 333-293641-01

Dated April 30, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Auto-Callable Trigger PLUS due May 5, 2031

All Payments on the Securities Based on the Performance of a Basket of Five Indices

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Auto-Callable Trigger PLUS (the “securities”) are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying prospectus supplement, index supplement, tax supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and do not guarantee the return of any principal at maturity. The securities will be automatically redeemed if the first determination date basket value is greater than or equal to the initial basket value, for an early redemption payment of $1,150 per security, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus a return reflecting 161.50% of the upside performance of the basket. If the securities have not previously been redeemed and the final basket value is less than or equal to the initial basket value but is greater than or equal to 75% of the initial basket value, which we refer to as the downside threshold level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final basket value is less than the downside threshold level, investors will be exposed to the decline in the level of the basket on a 1-to-1 basis and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These long-dated securities are for investors who are willing to risk their principal and forego current income in exchange for the possibility of receiving an early redemption payment greater than the stated principal amount if the basket closes at or above the initial basket value on the first determination date or an equity index-based return at maturity if the basket closes above the initial basket value on the final determination date. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Basket:	The table sets forth the Bloomberg ticker symbol for and weighting of each basket component.
	Basket component	Bloomberg ticker symbol*	Basket component weighting	Initial basket component value	Multiplier
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E	40.00%	5,881.51	0.006800975
	Nikkei Stock Average (the “NKY Index”)	NKY	25.00%	59,284.92	0.000421692
	FTSE® 100 Index (the “UKX Index”)	UKX	17.50%	10,378.82	0.001686126
	Swiss Market Index® (the “SMI Index”)	SMI	10.00%	13,136.27	0.000761251
	S&P®/ASX 200 Index (the “AS51 Index”)	AS51	7.50%	8,665.819	0.000865469
	*Bloomberg ticker symbols are being provided for reference purposes only.
Aggregate principal amount:	$3,330,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	April 30, 2026
Original issue date:	May 5, 2026 (3 business days after the pricing date)
Maturity date:	May 5, 2031
Early redemption:

If, on the first determination date, the first determination date basket value is greater than or equal to the initial basket value, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

The securities will not be redeemed early on the early redemption date if the closing value of the basket is below the initial basket value on the first determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount of $1,150, as set forth under “Determination Dates, Early Redemption Date and Early Redemption Payment” below. No further payments will be made on the securities once they have been redeemed.

Determination dates:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below. The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption date:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below. If such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final basket value is greater than the initial basket value:

$1,000 + ($1,000 × basket percent change × 161.50%)

●If the final basket value is less than or equal to the initial basket value but is greater than or equal to the downside threshold level:

$1,000

●If the final basket value is less than the downside threshold level:

$1,000 × basket performance factor

Under these circumstances, you will lose more than 25%, and possibly all, of your investment.

	Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$961.20 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees		Proceeds to us(3)
Per security	$1,000	$15(1)
	$2.70(2)			$982.30
Total	$3,330,000	$58,941		$3,271,059

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $15 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $2.70 for each security.

(3)See “Use of proceeds and hedging” on page 19.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

Auto-Callable Trigger PLUS due May 5, 2031

All Payments on the Securities Based on the Performance of a Basket of Five Indices

Principal at Risk Securities

Terms continued from previous page:
Downside threshold level:	75, which is 75% of the initial basket value
Initial basket value:

100, which is equal to the sum of the products of (i) the initial basket component value of each basket component, as set forth under “Basket—Initial basket component value” above, and (ii) the multiplier for such basket component, each of which was determined on the pricing date.

Final basket value:	The sum of the products of (i) the basket component closing value of each basket component on the final determination date and (ii) the multiplier for such basket component.
First determination date basket value:	The sum of the products of (i) the basket component closing value of each basket component on the first determination date and (ii) the multiplier for such basket component.
Basket component closing value:	In the case of each basket component, on any index business day, the index closing value of such basket component
Multiplier:

The multipliers were determined on the pricing date based on each basket component’s initial basket component value so that each basket component represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the securities. See “Basket—Multiplier” above.

Basket percent change:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value divided by the initial basket value
CUSIP / ISIN:	61781FLJ0 / US61781FLJ02
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Date and Early Redemption Payment

Determination Dates	Early Redemption Date	Early Redemption Payment (per $1,000 Security)
1st determination date:	5/7/2027	Early redemption date:	5/12/2027	$1,150
Final determination date:	4/30/2031	See “Maturity date” above.	See “Payment at maturity” above.

April 2026 Page 2

Morgan Stanley Finance LLC

Auto-Callable Trigger PLUS due May 5, 2031

All Payments on the Securities Based on the Performance of a Basket of Five Indices

Principal at Risk Securities

Investment Summary

Auto-Callable Trigger PLUS

Principal at Risk Securities

The Auto-Callable Trigger PLUS due May 5, 2031 All Payments on the Securities Based on the Performance of a Basket of Five Indices (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the first determination date basket value is greater than or equal to the initial basket value, for an early redemption payment of $1,150, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus a return reflecting 161.50% of the upside performance of the basket. If the securities have not previously been redeemed and the final basket value is less than or equal to the initial basket value but is greater than or equal to the downside threshold level, investors will receive a payment of maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final basket value is less than the downside threshold level, investors will be exposed to the decline in the level of the basket on a 1-to-1 basis, and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	5 years
Automatic early redemption:

If, on the first determination date, the first determination date basket value is greater than or equal to the initial basket value, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount as follows:

●1st determination date: $1,150

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final basket value is greater than the initial basket value:

$1,000 + ($1,000 × basket percent change × 161.50%)

●If the final basket value is less than or equal to the initial basket value but is greater than or equal to the downside threshold level:

$1,000

●If the final basket value is less than the downside threshold level:

$1,000 × basket performance factor

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date will be approximately $961.20.

April 2026 Page 3

Morgan Stanley Finance LLC

Auto-Callable Trigger PLUS due May 5, 2031

All Payments on the Securities Based on the Performance of a Basket of Five Indices

Principal at Risk Securities

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amount and the downside threshold level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

April 2026 Page 4

Morgan Stanley Finance LLC

Auto-Callable Trigger PLUS due May 5, 2031

All Payments on the Securities Based on the Performance of a Basket of Five Indices

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the first determination date basket value is greater than or equal to the initial basket value.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

If the basket closes at or above the initial basket value on the first determination date, the securities will be automatically redeemed for the early redemption payment on the early redemption date. Investors do not participate in any appreciation of the basket.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that the basket closes below the initial basket value on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the basket closes above the initial basket value. At maturity, investors will receive the stated principal amount of their investment plus a return reflecting 161.50% of the upside performance of the basket.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the return of principal at maturity

This scenario assumes that the basket closes below the initial basket value on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the basket closes below the initial basket value but the final basket value is greater than or equal to the downside threshold level. At maturity, investors will receive a cash payment equal to $1,000 per $1,000 security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that the basket closes below the initial basket value on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the basket closes below the downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the basket performance factor. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

April 2026 Page 5

Morgan Stanley Finance LLC

Auto-Callable Trigger PLUS due May 5, 2031

All Payments on the Securities Based on the Performance of a Basket of Five Indices

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the basket closing value on the first determination date, and the payment at maturity, if any, will be determined by reference to the basket closing value on the final determination date. The actual initial basket value and downside threshold level are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount as follows:

●1st determination date: $1,150

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final basket value is greater than the initial basket value:

$1,000 + ($1,000 × basket percent change × 161.50%)

●If the final basket value is less than or equal to the initial basket value but is greater than or equal to the downside threshold level:

$1,000

●If the final basket value is less than the downside threshold level:

$1,000 × basket performance factor.

Under these circumstances, you will lose a significant portion or all of your investment

Stated Principal Amount:	$1,000
Hypothetical Initial Basket Value:	100
Hypothetical Downside Threshold Level:	75, which is 75% of the hypothetical initial basket value

Automatic Call:

Example 1 — The securities are redeemed following the first determination date.

Date	Basket Closing Value	Payment (per security)
1st Determination Date	150 (at or above the initial basket value)	$1,150

In this example, on the first determination date, the first determination date basket value is at or above the initial basket value. Therefore, the securities are automatically redeemed on the early redemption date. Investors will receive a payment of $1,150 per security on the early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the basket.

April 2026 Page 6

Morgan Stanley Finance LLC

Auto-Callable Trigger PLUS due May 5, 2031

All Payments on the Securities Based on the Performance of a Basket of Five Indices

Principal at Risk Securities

How to calculate the payment at maturity:

In the following examples, the basket closes below the initial basket value on the first determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Basket Value	Payment at Maturity (per security)
Example 1:	120 (above the initial basket value)	$1,000 + ($1,000 × 20% × 161.50%) = $1,323
Example 2:	80 (below the initial basket value, but at or above the downside threshold level)	$1,000
Example 3:	20 (below the downside threshold level)	$1,000 × (20 / 100) = $200

In example 1, the final basket value is above the initial basket value. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 161.50% of the appreciation of the basket. Investors receive $1,323 per security at maturity.

In example 2, the final basket value is below the initial basket value but at or above the downside threshold level. Therefore, investors receive $1,000 per security at maturity.

In example 3, the final basket value is below the downside threshold level. Therefore, investors are exposed to the downside performance of the basket at maturity. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the basket performance factor.

If the securities are not redeemed prior to maturity and the final basket value is below the downside threshold level, you will be exposed to the downside performance of the basket at maturity, and your payment at maturity will be less than 75% of the stated principal amount per security and could be zero.

April 2026 Page 7

Morgan Stanley Finance LLC

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All Payments on the Securities Based on the Performance of a Basket of Five Indices

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement, tax supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final basket value is less than the downside threshold level of 75% of the initial basket value, you will be exposed to the decline in the value of the basket, as compared to the initial basket value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the basket performance factor. In this case, the payment at maturity will be less than 75% of the stated principal amount and could be zero.

￭If the securities are redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for the first determination date. If the basket closes at or above the initial basket value on the first determination date, the securities will be automatically redeemed. In this scenario, the appreciation potential of the securities is limited to the fixed early redemption payment specified for the first determination date, and no further payments will be made on the securities once they have been redeemed. In addition, if the securities are redeemed prior to maturity, you will not participate in any appreciation of the basket, which could be significant. Moreover, the fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the basket had the securities not been automatically redeemed and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the basket on any day, including in relation to the initial basket value and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe value of the basket components at any time,

othe volatility (frequency and magnitude of changes in value) and relative performance of each basket component,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components, the constituent stocks of the basket components or equities markets generally and which may affect the final basket value, odividend rates on the securities underlying the basket components,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the basket components and changes in the constituent stocks of the basket components, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the value of the basket at the time of sale is near or below the downside threshold level or if market interest rates rise.

You cannot predict the future performance of the basket based on its historical performance. The value of the basket may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 75% of the stated principal amount.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

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￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the basket components. Investing in the securities is not equivalent to investing in the basket components or the constituent stocks of any of the basket components. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the basket components.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

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Principal at Risk Securities

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities, (and to other instruments linked to the basket components) including trading in the stocks that constitute the basket components, as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values, and, therefore, could increase (i) the values at or above which the basket components must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment and (ii) the downside threshold level, which is the value at or above which the basket must close on the final determination date so that you are not exposed to the negative performance of the basket at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the basket on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial basket component values, the multipliers, the final basket value, whether the securities will be redeemed on the early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor basket component or calculation of a basket closing value in the event of a market disruption event or discontinuance of a basket component. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Postponement of First Determination Date and Final Determination Date,” “—Postponement of Call Settlement Date and Maturity Date,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of a Basket Component; Alteration of Method of Calculation,” and “—Calculation Agent” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Basket Components

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the basket components, or engaging in transactions therein, and any such action could adversely affect the value of the basket components or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

￭Changes in the value of one or more of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when the value(s) of one or more basket component(s) increase(s), the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket’s performance on the final determination date, an increase in the value(s) of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

￭The basket components are not equally weighted. The securities are linked to a basket of five basket components, and the basket components have different weights in determining the value of the basket. The same percentage change in two of the basket components could therefore have different effects on the final basket value because of the unequal weighting. For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the final basket value than a 5% increase in the value of the basket component with the lesser weighting.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks

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associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭Adjustments to the basket components could adversely affect the value of the securities. A basket component publisher may add, delete or substitute the stocks constituting a basket component or make other methodological changes that could change the value of such basket component. A basket component publisher may discontinue or suspend calculation or publication of a basket component at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor basket component that is comparable to the discontinued basket component and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

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Historical Information

Basket Overview

The basket is an underlying basket consisting of the basket components. The weighting of each basket component within the underlier is specified on the cover of this document. The actual performance of the basket and the basket components over the term of the securities may bear little relation to the historical performance of the basket and the basket components presented in this document.

The following graph is calculated based on an initial basket value of 100 on January 1, 2021 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the terms of the securities, nor does it attempt to show your expected return on an investment in the securities. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance January 1, 2021 to April 30, 2026

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EURO STOXX 50® Index Overview

Bloomberg Ticker Symbol: SX5E

The EURO STOXX 50® Index was created by STOXX® Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998 with a base value of 1,000 as of December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders among the 20 STOXX® supersectors, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

The basket component closing value of the SX5E Index on April 30, 2026 was 5,881.51. The following graph sets forth the daily basket component closing values of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing value of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing value of the basket component at any time.

Basket Component Daily Closing Values January 1, 2021 to April 30, 2026

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Nikkei Stock Average Overview

Bloomberg Ticker Symbol: NKY

The Nikkei Stock Average is an index that measures the composite price performance of 225 underlying stocks, which represent a broad cross-section of Japanese industries, trading on the Prime Market of the Tokyo Stock Exchange (the “TSE”). The underlying index publisher with respect to the Nikkei Stock Average is Nikkei Inc., or any successor thereof. Stocks must be listed on the Prime Market of the TSE in order to be included in the Nikkei Stock Average. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average) be included in the Nikkei Stock Average. Nikkei Inc., formerly known as Nihon Keizai Shimbun, Inc., first calculated and published the Nikkei Stock Average in 1970. The 225 companies included in the Nikkei Stock Average are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities. For additional information about the Nikkei Stock Average, see the information set forth under “Nikkei Stock Average” in the accompanying index supplement.

The basket component closing value of the NKY Index on April 30, 2026 was 59,284.92. The following graph sets forth the daily basket component closing values of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing value of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing value of the basket component at any time.

Basket Component Daily Closing Values January 1, 2021 to April 30, 2026

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FTSE® 100 Index Overview

Bloomberg Ticker Symbol: UKX

The FTSE® 100 Index is a free-float-adjusted index which measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange. The underlying index publisher with respect to the FTSE® 100 Index is FTSE International Limited, or any successor thereof. The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) are selected from a reference group of stocks trading on the London Stock Exchange which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks are selected from this reference group by selecting 100 stocks with the largest market value. For additional information about the FTSE® 100 Index, see the information set forth under “FTSE® 100 Index” in the accompanying index supplement.

The basket component closing value of the UKX Index on April 30, 2026 was 10,378.82. The following graph sets forth the daily basket component closing values of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing value of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing value of the basket component at any time.

Basket Component Daily Closing Values January 1, 2021 to April 30, 2026

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Swiss Market Index® Overview

Bloomberg Ticker Symbol: SMI

The Swiss Market Index® represents more than 75% of the free-float capitalization of the Swiss equity market. The Swiss Market Index® consists of the 20 largest, most highly capitalized and liquid equities of the Swiss Performance Index® traded on the SIX Swiss Exchange. The composition of the Swiss Market Index® is reviewed annually, and in order to ensure a high degree of continuity in the composition of the Swiss Market Index®, the component stocks are subject to a special procedure for addition to or removal from the Swiss Market Index® based on free-float market capitalization and liquidity. The basket component publisher with respect to the Swiss Market Index® is SIX Group Ltd., or any successor thereof. For additional information about the Swiss Market Index®, see the information set forth under “Swiss Market Index®” in the accompanying index supplement.

The basket component closing value of the SMI Index on April 30, 2026 was 13,136.27. The following graph sets forth the daily basket component closing values of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing value of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing value of the basket component at any time.

Basket Component Daily Closing Values January 1, 2021 to April 30, 2026

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S&P®/ASX 200 Index Overview

Bloomberg Ticker Symbol: AS51

The S&P®/ASX 200 Index is Australia’s large capitalization tradable equity index and Australia’s institutional benchmark. The basket component publisher with respect to the S&P®/ASX 200 Index is S&P® Dow Jones Indices LLC, or any successor thereof. For additional information about the S&P®/ASX 200 Index, see the information set forth under “S&P®/ASX 200 Index” in the accompanying index supplement.

The basket component closing value of the AS51 Index on April 30, 2026 was 8,665.819. The following graph sets forth the daily basket component closing values of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing value of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing value of the basket component at any time.

Basket Component Daily Closing Values January 1, 2021 to April 30, 2026

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement, tax supplement or prospectus, the terms described herein shall control.
Basket component publisher:

With respect to the SX5E Index, STOXX® Limited, or any successor thereof

With respect to the NKY Index, Nikkei Inc., or any successor thereof.

With respect to the UKX Index, FTSE Russell, or any successor thereof

With respect to the SMI Index, SIX Group Ltd., or any successor thereof

With respect to the AS51 Index, S&P® Dow Jones Indices LLC, or any successor thereof

Index closing value:

With respect to each of the SX5E Index, the NKY Index, the SMI Index and the AS51 Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such basket component, or any successor index, published at the regular official weekday close of trading on such index business day by the basket component publisher for such basket component. In certain circumstances, the index closing value for each of the SX5E Index, the NKY Index, the SMI Index and the AS51 Index will be based on the alternate calculation of such basket component as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying prospectus supplement.

With respect to the UKX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the UKX Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the UKX Index will be based on the alternate calculation of the UKX Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying prospectus supplement. The closing value of the UKX Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the UKX Index published by the basket component publisher for the UKX Index.

Trustee:	The Bank of New York Mellon
Calculation agent:

The calculation agent for the securities will be MS & Co. As calculation agent, MS & Co. will determine, among other things, the initial basket level, the first determination date closing basket value, the final levels, the final basket value, the basket percent change and the payment at maturity.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the final basket level or whether a market disruption event has occurred. See “Market disruption event” and “Discontinuance of a basket component; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Index business day:

With respect to each basket component, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such basket component, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Market disruption event:	With respect to each basket component, market disruption event means: (i) the occurrence or existence of any of:

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(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such basket component (or successor basket component (as defined below under “—Discontinuance of a basket component; alteration of method of calculation”)) on the relevant exchange for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange, or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such basket component (or successor basket component) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such basket component (or successor basket component) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to any basket component, if trading in a security included in such basket component is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such basket component shall be based on a comparison of (x) the portion of the value of such basket component attributable to that security relative to (y) the overall value of such basket component, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to any basket component: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or any exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such basket component by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such basket component and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such basket component are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant exchange:

With respect to each basket component or its successor basket component, the primary exchange(s) or market(s) of trading for (i) any security then included in such basket component and (ii) any futures or options contracts related to such basket component or to any security then included in such basket component.

Postponement of first determination date and final determination date:

If a market disruption event with respect to any basket component occurs on the scheduled first determination date or the final determination date, or if the scheduled first determination date or the final determination date is not an index business day, the closing value with respect to such affected basket component (but not the unaffected basket components) for such day shall be determined on the immediately succeeding index business day on which no market disruption event occurs with respect to such affected basket component. The final basket value will be determined on the date on which the closing value for each of the basket components for such date has been determined; provided that the closing value for any affected basket component with respect to the scheduled first determination date or the final determination date, as applicable, will not be determined on a date later than the fifth scheduled index business day after the scheduled first determination date or the final determination date, as applicable, and if such date is not an index business day or if there is a market disruption event with respect to the affected basket component on such date, the calculation agent shall determine the closing value of such basket component on such date in accordance with the formula for calculating such basket component last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business

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day) on such date of each security most recently constituting such basket component.
Postponement of call settlement date and maturity date:

If the first determination date or the final determination date is postponed so that it falls less than two business days prior to the scheduled call settlement date or the maturity date, as applicable, the call settlement date or the maturity date, as applicable, will be postponed to the second business day following that first determination date or final determination date as postponed, and no adjustment will be made to any payment made on that postponed date.

Discontinuance of a basket component; alteration of method of calculation:

If a basket component publisher of the relevant basket component discontinues publication of such basket component and the basket component publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to such discontinued basket component (such index being referred to herein as a “successor basket component”), then any subsequent closing value for the discontinued basket component will be determined by reference to the published value of such successor basket component at the regular weekday close of trading on any index business day that the closing value for such basket component is to be determined, and, to the extent the closing value of the successor basket component differs from the closing value of the relevant basket component at the time of such substitution, proportionate adjustments will be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor basket component, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of such securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If a basket component publisher discontinues publication of the relevant basket component prior to, and such discontinuance is continuing on, any day on which a closing value is to be determined and the calculation agent determines, in its sole discretion, that no successor basket component is available at such time, then the calculation agent will determine the closing value for such basket component for such date. The closing value of such basket component will be computed by the calculation agent in accordance with the formula for and method of calculating such basket component last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such basket component without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of any basket component may adversely affect the value of the securities.

If at any time the method of calculating a basket component or successor basket component, or the value thereof, is changed in a material respect, or if a basket component or successor basket component is in any other way modified so that such basket component does not, in the opinion of the calculation agent, fairly represent the value of such basket component had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the closing value for such basket component is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such basket component or successor basket component, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing value with reference to such basket component or successor basket component, as adjusted. Accordingly, if the method of calculating such basket component or successor basket component is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such index), then the calculation agent will adjust such index in order to arrive at a value of such basket component or successor basket component as if it had not been modified (e.g., as if such split had not occurred).

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the

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securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the first determination date, give notice of the early redemption of the securities and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first

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class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing,

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structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the stocks constituting the basket components, in futures and/or options contracts on the basket components or the constituent stocks of the basket components listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values, and, as a result, increase (i) the values at or above which the basket components must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment and (ii) the downside threshold level, which is the level at or above which the basket components must close on the final determination date so that you are not exposed to the negative performance of the basket at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the values of the basket components on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $15 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $2.70 for each security. The costs included in the original issue price of the securities will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s

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authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement, the index supplement, and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and the tax supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL and/or Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement, the index supplement and the tax supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the prospectus supplement, in the index supplement, in the tax supplement or in the prospectus.

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